UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2012

Icahn Enterprises L.P.

  (Exact name of registrant as specified in its charter)

Delaware	1-9516	13-3398766
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, Suite 4700, New York, NY	10153
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 702-4300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Departure of Chief Financial Officer and Chief Accounting Officer

Dominick Ragone delivered notice of his resignation as the Chief Financial Officer and Chief Accounting Officer of Icahn Enterprises G.P. Inc. (“Icahn Enterprises G.P.”), the general partner of Icahn Enterprises Holdings L.P. (“Icahn Enterprises Holdings”) and Icahn Enterprises, L.P. (“Icahn Enterprises”), and all officer and/or director positions held by him at certain of our subsidiaries, on March 16, 2012. The resignation was not the result of any disagreement with Icahn Enterprises on any matter relating to the Icahn Enterprises' operations, policies or practices.

(c)	Appointment of Chief Financial Officer

On March 16, 2012, SungHwan Cho, 37, was appointed Chief Financial Officer of Icahn Enterprises G.P., effective March 16, 2012. Mr. Cho will also hold officer and/or director positions at certain of our subsidiaries.

Mr. Cho has been Senior Vice President and previously Portfolio Company Associate at Icahn Enterprises L.P., an entity controlled by Carl C. Icahn since October 2006. From 2004 to 2006, Mr. Cho served as Director of Finance for Atari, Inc., a publisher of interactive entertainment products. From 1999 to 2002, Mr. Cho served as Director of Corporate Development and Director of Product Development at Talk America, a telecommunications provider to small business and residential customers. Previously, Mr. Cho was an investment banker at Salomon Smith Barney in New York and Tokyo. He is a director of Take-Two Interactive Software Inc, a publisher of interactive entertainment products; PSC Metals Inc., a metal recycling company; American Railcar Industries, Inc., a railcar manufacturing company; Viskase Companies, Inc., a meat casing company; WestPoint International, LLC, a home textiles manufacturer; and XO Communications, LLC, a competitive provider of telecom services. PSC Metals, American Railcar Industries, Viskase Companies, WestPoint International and XO Communications are each, directly or indirectly, controlled by Carl C. Icahn. Mr. Icahn also has an interest in Take- Two Interactive Software through the ownership of securities. Mr. Cho received a B.S. from Stanford University and an MBA from New York University, Stern School of Business.

SungHwan Cho is an at-will employee of Icahn Enterprises G.P., and does not have a written employment agreement. Mr. Cho also participates in certain benefit programs and plans of Icahn Enterprises G.P. He is also subject to certain confidentiality, nonsolicit and non-compete policies.

(c)	Appointment of Chief Accounting Officer

On March 16, 2012, Peter Reck, 45, was appointed Chief Accounting Officer of Icahn Enterprises G.P., effective March 16, 2012. Mr. Reck will also serve as chief accounting officer at certain of our subsidiaries.

Mr. Reck has served as Controller of Icahn Enterprises since 2005. From 2004 to 2005, Mr. Reck was the Controller of Family Office and Treasurer of Philanthropies for Bromor Management, the Family Office of Charles Bronfman. Mr. Reck also served as Controller for the Bank of Uruguay from 1994 to 2004. Mr. Reck received his M.B.A. from the Rutgers Graduate School of Management and his B.A. in Economics from Drew University.

Peter Reck is an at-will employee of Icahn Enterprises G.P., and does not have a written employment agreement. Mr. Reck also participates in certain benefit programs and plans of Icahn Enterprises G.P. He is also subject to certain confidentiality, nonsolicit and non-compete policies.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICAHN ENTERPRISES L.P. (Registrant)

By:	Icahn Enterprises G.P. Inc. its general partner

	By:	/s/ Daniel Ninivaggi
Daniel Ninivaggi President, Chief Executive Officer and Director

Date:  March 21, 2012